Exhibit 99.1

PacificNet Reports Unaudited Financial Results for Q4 and FY2006

BEIJING, CHINA, April 17, 2007 /Xinhua-PRNewswire/ -- PacificNet, Inc. (Nasdaq: PACT), a leading provider of Customer Relationship Management (CRM), mobile internet, e-commerce and gaming technology in China, on Tuesday reported unaudited results for the fourth quarter and fiscal year ended December 31, 2006. The following financial reports and numbers are management reports and are unaudited as of today, and are subject final audit adjustments, since we are still working closely with our auditors to finalize the audited numbers which we hope to complete soon.

Financial Results of Fiscal Year Ended December 31, 2006 (Unaudited, in US Dollars)

●	Total revenues for the year ended December 31, 2006 were $42,738,000 which represented an increase of 148.7% as compared to revenues of $17,186,000 for the same period in 2005.
●
Gross profit for the year ended December 31, 2006 was $6,521,000, an increase of 53.9% as compared to gross profit of $4,236,000 in 2005. Gross margin was 15% for the year ended December 31, 2006, compared to 25% for the year ended December 31, 2005. High margin VAS business in the first half of 2006 contributed to better overall gross profit performance for the year. However, the VAS business was adversely interrupted by a value-added telecom subscription services policy introduced at the end of the 3rd quarter that was not favorable to vendors.

●	In FY2006, we recorded an annual net loss of $19,363,000, or EPS of (negative $1.72) per basic share and per diluted share.
●
For FY2006, the company charged an aggregate of $18,477,000 in connection with various non-cash GAAP provisions arise from stock-based compensation cost, derivative loss on convertible note, goodwill impairment and provision for investment losses, etc. Should all these non-operating accounting provisions have been excluded from the operating results of the company, the company would have recorded a non-GAAP net loss of ($886,000) or EPS loss of ($0.08) per share on a fully diluted basis for the year ended December 31, 2006.

●	Operating loss for the year ended December 31, 2006 was $14,965,000. Had we excluded those non-cash accounting provision, the year of 2006 would have delivered a non-GAAP operating loss of $1,726,000.

Fourth Quarter 2006 Highlights (Unaudited, in US Dollars)

●	Quarterly revenues of $10,406,000 represented an increase of 116.3% as compared to $4,812,000 from Q4 2005; or a slight decrease of 1.1% as compared to $10,525,000 from Q3 2006.
●
Quarterly gross profit was $1,899,000, an increase of 10.2% as compared to $1,724,000 from Q4 2005; and a increase of 71.7% as compared to $1,106,000 from Q3 2006; For reference, our Q3 2006 gross profit of $1,106,000, was an increase of 47.3% as compared to $751,000 from Q3 2005; Q2 and Q1 2006 gross profit was $1,192,000 and $1,524,000, respectively, an increase of 30 % and81%, respectively, as compared to $917,000 and $843,000 from Q2 and Q1 2005, respectively.

●
Non-GAAP quarterly operating loss before non-cash accounting charges for Q4 was 1,582,000, Certain non-cash accounting provisions amounted to $18.46 million were made at the year end to effect the Company’s strategic transformation from a telecom value-add service (VAS) provider to an Asian gaming technology service provider and to comply with recent accounting pronouncements. Quarterly GAAP operating loss was $14,391,000, after applying said charges, as compared to an operating loss of $965,000 from Q4 2005.

●	Quarterly net loss of $19,967,000, or EPS of ($1.73) per basic share (or ($1.73) per diluted share).
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Cash and cash equivalents were $1,900,000 as of December 31, 2006, compared to $3,247,000 at September 30, 2006 as the Company invested its cash in its new gaming technology business to drive revenue and profit growth. The decrease can also be attributed to increased trade and other receivables of the legacy businesses as the company ventured into higher margin gaming technology business in highly competitive markets.

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For the ease of user reference, certain Non-Cash Accounting Provisions and GAAP reclassifications of Assets Held for Dispositions and Discontinued Operations for the year ended December 31, 2006 are segregated below to supplement the GAAP presentation of the current year’s operating results:

GAAP Reconciliation Table (amounts in thousands except per share amounts)	2006	Reclassifications of discontinued operations	Non-Cash Accounting Provisions		2006
	(Non-GAAP)				(GAAP)
Revenue	$59,782	$(17,044)		(1)	$42,738
Gross profit	$16,712	$(10,191)		(1)	$6,521
Operating expenses	$(8,247)				$(8,247)
Allowance for doubtful accounts			$(6,173)	(2)	$(6,173)
Goodwill impairment			$(6,821)	(3)	$(6,821)
Stock-based compensation expenses			$(245)	(4)	$(245)
Operating profit	$8,465				$(14,965)
Loss in change in fair value of derivatives			$(214)	(5)	$(214)
Liquidated damage			$(3,817)	(6)	$(3,817)
Loss on dispositions			$(1,207)	(7)	$(1,207)
Net Earnings Available to Common Stockholders	$(886)				$(19,363)
Total Non-Cash Accounting Provision			$(18,477)
Earnings (loss) per share:
Basic	$(0.08)				$(1.72)
Diluted	$(0.08)				$(1.72)

1.
As a part of the Company’s business restructure strategy, certain subsidiaries have been classified as held for sale or discontinued operations, see note disclosure to audited financial statements in item 7 of this 10-K for further details.

2.
The Company’s policy is to provide 50% and 100% provisions for trade and other receivables over 180 days and 360 days respectively under allowance for doubt accounts. As a result, over $1 million in provisions were made for the aging trade receivable in each of the Company’s legacy mobile phone distribution business unit and subcontracting business unit in Hong Kong, and $0.5 million for the outstanding trade receivable of the Company’s data center business unit. The Company also has a policy to review all other receivables on an individual basis in addition to the aforementioned provision by aging policy. As a result, approximately $2.3 million worth of provisions were provided for potential loss of long outstanding accounts arising either as a result of setting up domestic businesses under private name for operations on behalf of the Company’s subsidiaries in China or specific accounts that are in dispute. Such accounts were considered doubtful should the Company dispose of those legacy business units in the near future as prescribed by its well-publicized business transformation strategy.

3.
Goodwill impairment is primarily due to impairment of $4,294,967 ,$391,299 and $2,135,005 carried for the goodwill of Linkhead ,Clickcom and 3G Due to poor market prospects, board meeting minutes of Linkhead indicates that management is instructed to take actions to either liquidate the company or seek willing buyers for the company. Goodwill impairment for Clickcom and 3G, on the other hand, were made as the company was dormant as of December 31, 2006

4.	Stock-based compensation expenses of $245,052 are due to adoption of SFAS123R during the year.

5.
Loss in change in fair value of derivatives represents a non-cash accounting loss of $213,692 on the changes in fair value of 400,000 warrants related to 8M convertible debentures in accordance with SFAS 155.

6.
Liquidated damage represents $1,120,000 in relation to a covenant breach of the convertible note we issued in March 2006. as well as additional $2,696,561 provision for Mandatory default amount and new liquidated damages caused by Clancy previous audit opinion withdrawal. For more details please refer to corresponding part in note 1. .

7.
Loss on dispositions comprise non-cash liquidation loss of $703,134 arising from share price variation of PACT shares in execution of the termination agreement of returning 51% interest of Lion Zone, holding company of ChinaGoHi to original sellers, and $504,150 being the difference between the carrying cost of investment and the award made by the Hong Kong High Court judgment for the legal dispute with Yueshen’s original shareholders.

“As we first announced during the last earnings conference call for Q3 2006, PacificNet has initiated a rapid business transformation away from the low-margin telecom business and into the new high-margin gaming business,” said Tony Tong, Chairman and CEO of PacificNet. “Our goal is to streamline our operation, downsize the non-performing legacy operations, and simplify our business strategy with an emphasis on our new focus on gaming technology development. In recent board and management meetings, we evaluated the early success of our gaming technology operation and were satisfied with the rapid progress and financial performance of the gaming operation. The board of directors and management team have approved our new strategy to focus on the rapidly growing gaming market in greater China, Macau, and Asia. With the help of professional financial advisors and bankers, PacificNet will be seeking strategic alternatives for our low-margin telecom business units which may include sales, disposition, spin-offs and mergers.”

During 2006, our value-added telecom services (VAS) revenues were negatively impacted by China’s policy changes for all value-added telecom subscription services on China Mobile’s Monternet platform and China Unicom’s VAS platform. The changes, implemented under the policy directives of China’s Ministry of Information Industry (MII), aimed to address a number of issues, including reducing customer complaints, increasing customer satisfaction and promoting the healthy development of value-added telecom services in the long run. Key details of these new policies related to subscription services included:

1. A monthly trial period and double reminders for new subscriptions: For all subscription services (including SMS, MMS and WAP) on China Mobile’s Monternet, China Mobile will offer a one-month free trial period to new subscribers, where they will be given two reminders: the first at the time of service registration and the second at the end of the free trial period. For new users subscribing to services on or before the 20th day of any month, the content fee for the first month will be waived. For users subscribing after the 21st day of any month, content fees for that month and the following month will be waived. Previously, China Mobile sent one reminder immediately after the subscription is ordered and the free trial period is three to eleven days. As such, service cancellations have increased dramatically.

2. Existing user subscription reminders (August to September 2006 implementation) - From August through September 2006, China Mobile and its provincial subsidiaries implemented SMS reminders to existing wireless value-added service (WVAS) subscribers about their subscriptions and fees being charged. Some provincial subsidiaries of China Mobile including Guangdong Mobile, one of China Mobile’s largest provincial subsidiaries, will not charge subscription fees to existing customers’ phone bills unless these customers reply to the reminders to confirm their subscriptions. In addition, some provincial subsidiaries of China Mobile also cancelled existing WAP subscriptions that were inactive for more than four months. Again, these factors had a bottom-line impact.

"Despite the severe impact by the above-mentioned China Mobile and government policies on valued-added telecom services, we believe that the polices will greatly increase the barriers of entry and reduce the number of marginal players, leading to stronger players like us gaining a stronger foothold,” said Victor Tong, President of PacificNet. “We anticipate the future of VAS should improve when China officially launches its 3G telecom services, which is expected to drive demand for value-added telecom services provided by PacificNet and our various subsidiaries."

"As always, one of our Company’s great strengths is the relationships we have with major companies in Asia. We signed deals with several clients, including contracts with China Unicom, China Telecom, China Telecom, PCCW, CSL, Bank of China, CitiBank, American Express, TVB, Mc Donald's, Sony, and Hong Kong government to provide CRM, e-commerce and call center services. As an example, under the project service agreement, we will enhance the CRM service level and telemarketing management capability of China Unicom's customer service center called the "10010 Information Hotline".

Daniel Lui, CFO of PacificNet, said, “I am glad to see our legacy CRM and call center businesses continued to deliver profitability in 2006. The software expertise of the legacy software development outsourcing businesses with CMM Level 3 Certification has provided a solid foundation for the Company’s bold venture into the high potential gaming technology provider business. As our continuous effort to improve our accounting and reporting workflow, I am dedicated to continue to strengthen our accounting and internal control team, and in implementation of SOX compliance procedures.”

“As we have previously announced publicly, we have initiated a rapid business transformation away from the low-margin telecom business and into the new high-margin gaming business,” said Victor Tong, President of PacificNet. . “The recent strong sales order pipeline for our gaming technology division (PacificNet Games and Take1) is an indication of our fast shift into the expanding gaming machine business. Our subsidiary PacificNet Games Limited (PacGames) has already achieved significant traction in the fast growing Macau and Asian gaming markets and we see this as a great avenue to deliver returns to our shareholders by leveraging our existing businesses. We have excellent existing relationships in Macau and other Asian gaming markets and we will continue to very actively pursue this area. We believe we have many of the tools and the experience necessary to execute effectively in this market.”

“As mentioned in the some of the recent research reports on Macau’s gaming industry, PacificNet has demonstrated significant progress as a leading provider of multi-player electronic table games while in Macau, receiving very strong play levels. Addressing the need for multi-station electronic table games, such as sic-bo dice, fish-prawn-crab, baccarat, roulette and other Asian traditional table games, we have released a series of multi-player electronic gaming machines, a hybrid sic-bo and baccarat gaming device that allows a player to make bets at an electronic terminal, while viewing a live dealer turn the cards or dice by TV monitor as well as at the machine. We are satisfied with our success entrance in the highly competitive gaming technology supplier market and we believe our recently launched Asian gaming machines have demonstrated a fairly quick payback for our customers who are the legal gaming operators and casino owners. We believe we are one of the only electronic gaming providers actually based in Macau gives us a competitive advantage both on the R&D side, knowing what Asian gamers want, and the sales and service side. Our machines are specifically targeted towards the Asian market and towards Asian gamers. We have found that Western games such as reel slots, poker and blackjack popular in many other markets are not as popular in Asian markets, Several analysts who recently visited Macau have noted that customer play time on our machines vs. our competitors has been exceptional.

"As Macau's gaming market undergoes growing competition, casino operators in Macau have to quickly adapt to the latest demands and trends by installing the most popular and profitable gaming machines catering to Asian gamers. Macau has become the fastest growing part of China and we are very excited to be moving forward in our pursuit of the Macau gaming technology business. We feel that the Asian gaming technology market has near-term growth potential and are very happy to enter this exciting high growth market. The bulk of Macau's current gaming revenue comes from VIP rooms and high-roller table games. As the market matures, it is predicted that lower stakes, electronic versions of these popular table games played by the masses will exceed the revenue of the table games, as in Las Vegas. This trend is already visible. PacificNet plans to aggressively pursue this mass market with the goal of being the leading provider of electronic adaptations of popular Asian casino table games."

"Our early success in Macau has also led to exploration into and early success in other gaming markets including Europe and the Philippines. In 2006 we were delighted to unveil our newest slot machine and AWP gaming products from our Take1 subsidiary after two years of research and development on this product line. Electronic slot and AWP machines are a big hit with slot operators and AWP operators in Europe, because of their increased revenues and efficiencies, and players, because of their ease of use, faster games and fun features. Several major slot and AWP operators in Europe have tested our electronic slot and AWP machines and their response was overwhelmingly positive. These machines are also a good fit with our new Asian gaming focus. I am very happy with the synergy shown by our subsidiary companies who worked together to come up with this product and we are very excited to get them on the market. With our new focus on gaming technology, we will continue to pursue becoming a leading provider of electronic multi-player gaming machines, slot machines and bingo machines to the casino operators and gaming industry in Asia and Europe. We believe we have the right gaming products, software and hardware expertise, high quality and cost effective gaming machine manufacturing facilities in China, as well as the right channels and partnerships that are necessary to succeed in this market. So to sum it up going forward, going forward, gaming, gaming in Macau in particular, is our focus. We will continue to operate our legacy businesses which remain profitable, however with the high growth potential and high margins in the gaming business, this is the area our company will focus on. Our Q1 2007 numbers will begin to show our new direction and are due out in just over a month."

Recently, Macau has become the largest and fastest-growing gaming markets in the world, and just recently surpassed the Las Vegas Strip in total revenues. According to recent statistics provided by Macau government, in 2006, Macau's gaming revenues exceeded US$7 billion (MOP 56.2 billion patacas), surpassing Las Vegas Strip gaming revenues of US$6.6 billion. Macau borders Zhuhai City of Guangdong Province of China, one of the country's wealthiest and most developed regions and is an hour away from Hong Kong via ferry. In 2006, the number of tourists visiting Macau reached an all-time record of 22 million, an increase of 17 percent compared with 2005., of which 55% or 12 million visitors were from mainland China. At the end of 2006, there were 22 casinos, 83 hotels and similar establishments in Macau with close to 13,000 rooms. By 2010, the number of tourists is expected to nearly double to nearly 30 million visitors per year. Approximately one billion people live within a three-hour flight of Macau. Numerous hotel, gaming, and other projects are in the works in Macau which are expected to add over 10,000 guest rooms and over 20,000 live entertainment seats in eight separate venues. The number of hotel-casinos in operation and in development in Macau continues to grow, including well-known Chinese names such as Galaxy and Melco, and famous Las Vegas names such as the Sands, the Venetian, and the newly opened Wynn Resort, which celebrated its grand opening on September 6. With the disposable income of the average Chinese on the rise, Macau's gaming and entertainment market is expected to grow for years to come. Macau is the only area in China where gambling is legal.

PacificNet's management team will host a conference call at 8:00 am Eastern Time on Tuesday, April 17, 2007, to discuss its forth quarter and fiscal year 2006 annual results. The conference call is open to the public and may be accessed by calling (888) 850-5066 or (206) 315-8587 and entering conference entry code: 877448, followed by the # key. For those unable to attend the conference call live, an archive of the call will be available for 30 days. The replay numbers are 1-800-207-7077 or (314) 255-1301. Please use PIN number: 5376.

Significant Events:

Opening of Macau Offices to Focus on Gaming
In September 2006, PacificNet opened an office in Macau to focus on the rapidly expanding gaming and entertainment industries in that region. The Macau office is located in First International Commercial Centre, Macau Special Administrative Region, China, and is adjacent to the new Galaxy StarWorld Hotel and is minutes from both the Wynn and Sands Casinos. A second office to focus on R&D was opened just outside the city.

Exercise of Purchase Right to Increase Ownership in Take1 Technologies to 51%
In January,2007, we exercised an option to acquire an additional 31% interest in Take1 Technologies Limited (“Take1”) (formerly known as “Cheer Era Ltd”). As a result, PacificNet has become the majority and controlling shareholder of Take1 with our ownership percentage increased from 20% to 51%.  Take1 Technologies (http://www.take1technologies.com), a member of PacificNet group, is in the business of designing and manufacturing electronic multimedia entertainment kiosks, coin-op kiosks and machines, electronic gaming machines (EGM), bingo and slot machines, AWP (Amusements With Prizes) games, server-based downloadable games systems, and Video Lottery Terminals (VLT) such as Keno and Bingo machines, including hardware, software, client-server systems and cabinets. Historically, Take1 has been a leading designer, developer and manufacturer of multimedia entertainment and communication kiosk products including photo and video entertainment kiosks, digital camera photo development stations, multimedia messaging services (MMS) and mobile content download stations for mobile phones, and other coin-operated peripherals and consumables. Take1 Technologies is based in Hong Kong and markets and distributes its products around the world including the USA, Canada, Mexico, Europe, China, and Southeast Asia.

Establishment of a CRM Call Center Joint Venture with Bellsystem24 in Shanghai, China
In January 2007, we formed a new joint venture company called BELL-PACT Consulting Limited with Bellsystem24, the largest telemarketing call center in Japan. , The new joint venture company is jointly owned 40% by PacificNet and 60% by Bellsystem24 in a 40%/60% split. The joint venture will offer CRM call center consulting and training services, technical and business consulting services, network product sales, software development, system integration, as well as value-added services and other relevant services out of Shanghai catering to the Greater China markets.

Investment Impairment in Guangzhou3G, Clickcom, Yueshen, ChinaGoHi and Linkhead
In December of 2003, the Company purchased 51% interest in Linkhead, a provider of VAS technology, equipment and IVR platform to the Service Providers (SPs) in China’s telecom industry. During the second half of 2006, China Mobile Communication Corporation announced policy changes in accordance with directives from China's Ministry of Information Industry. The changes involve, among other things, requirements for mobile value-added service (''MVAS'') providers (many of whom are customers of Linkhead) to extend free trial periods for customers prior to subscriptions and to send reminders confirming new and existing subscriptions. These policy changes had a substantial negative impact on all MVAS providers, many of whom are customers of Linkhead, in the fourth quarter of 2006. Consequently, following an independent valuation of the Company's equity investment in Linkhead based on its MVAS business, it is determined that a decline in value had occurred and the Company recorded non-cash asset impairment in total of $1.95 million.

We recorded $6,821,000 of goodwill impairment loss of legacy business as a result of business focus change. Due to continued loss of Linkhead’s operation as an equipment supplier to China’s declining VAS industry and lack of growth of its product lines (NMS boards) and the poor industry prospects for its customer chain in the value added services (VAS) industry sector in China, Due to the policy changes for all value-added telecom subscription services on China Mobile's Monternet platform and China Unicom's VAS platform, and we are transforming from telecom business to Gaming business, management decided to sell 3G with $2,135,000 and Clickcom with $391,000 of goodwill impairment loss.

We recorded $703,134 of investment liquidated loss due to ChinaGoHi’s inability to obtain the renewal approval and the necessary renewal license to operate from the China Securities Regulatory Commission ("CSRC").

We recorded $504,150 of Yueshen’s investment liquidated loss due to the lawsuit that PacificNet filed via Hong Kong High Court against Yueshen's original shareholders to recover the loan which led to discontinuation cooperation with Yueshen.

Non-GAAP Measures
To supplement the unaudited condensed consolidated financial information presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company uses non-GAAP measures of net income and net income per share, which are adjusted from results based on GAAP to exclude non-cash investment impairment and the compensation cost of share-based awards granted to employees primarily due to the adoption of SFAS 123R, which became effective on January 1, 2006. The non-GAAP financial measures are provided to enhance the investors' overall understanding of the Company's current and past financial performance in on-going core operations as well as prospects for the future. These measures should be considered in addition to results prepared and presented in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Management uses both GAAP and non-GAAP information in evaluating and operating business internally and therefore deems it important to provide all of this information to investors.

About PacificNet
PacificNet Inc. (http://www.PacificNet.com) is a leading provider of Customer Relationship Management (CRM), mobile Internet, e-commerce and gaming technology in China. PacificNet's clients include the leading telecom companies, banks, insurance, travel, marketing and business services companies and telecom consumers in Greater China. PacificNet's corporate clients include China Telecom, China Mobile, Unicom, PCCW, Hutchison Telecom, Bell24, Motorola, Nokia, SONY, TCL, Huawei, American Express, Citibank, HSBC, Bank of China, Bank of East Asia, DBS, TNT, Hong Kong Government, and leading hotel- casinos in Macau and Asia. PacificNet employs over 1,400 staff in its various subsidiaries throughout China with offices in Hong Kong, Beijing, Shenzhen, Guangzhou, Macau, and branch offices in 28 provinces in China and is headquartered in Beijing and Hong Kong.

PacificNet Games Limited (PacGames), is a leading provider of Asian multi- player electronic gaming machines, gaming technology solutions, gaming related maintenance, IT and distribution services for the leading hotel, casino and slot hall operators based in Macau, China and other Asian gaming markets. PacGames products include multi-player electronic gaming machines (EGM), slot machines, server-based downloadable games systems, Video Lottery Terminals (VLT) and bingo machines, including hardware, software, and client-server systems.

Take1 Technologies (http://www.take1technologies.com), a member of PacificNet group, is in the business of designing and manufacturing electronic multimedia entertainment kiosks, coin-op kiosks and machines, electronic gaming machines (EGM), bingo and slot machines, AWP (Amusements With Prizes) games, server-based downloadable games systems, and Video Lottery Terminals (VLT) such as Keno and Bingo machines, including hardware, software, client- server systems and cabinets. Take1 is a leading designer, developer and manufacturer of multimedia entertainment and communication kiosk products including photo and video entertainment kiosks, digital camera photo development stations, multimedia messaging services (MMS) and mobile content download stations for mobile phones, and other coin-operated peripherals and consumables. Take1 Technologies is based in Hong Kong and markets and distributes its products around the world including the USA, Canada, Mexico, Europe, China, and Southeast Asia.

PacificNet's software R&D and outsourcing unit, Pacific Solutions Technology, is a CMM Level 3 certified software development center with over 200 software programmers located in Shenzhen, China, and specializes in the development of high-end client-server application software, internet e- commerce software, online and casino gaming systems and slot machines, banking and telecom applications using Microsoft Visual C++, Java, and other rapid application development tools.

Safe Harbor Statement
This Company's announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the SEC on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them.

Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, fluctuations in quarterly and annual operating results. Further information regarding these and other risks is included in PacificNet's Form 10K and other filings with the SEC.

Contact:
PacificNet USA office: Jacob Lakhany, Tel: +1-605-229-6678
PacificNet Beijing office: Ada Yu, Tel: +86 (10) 59225000
23/F, Tower A, TimeCourt, No.6 Shuguang Xili, Chaoyang District, Beijing, China 100028